UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2014 (August 12, 2014)

VIROPRO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-06718	13-3124057
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2151 O'Toole Avenue, Suite 50, San Jose, CA 95131

 (Address of Principal Executive Offices) (Zip Code)

 650-300-5190

Registrant’s telephone number, including area code

794 Lexington Avenue, Suite 3R, New York, NY 10065

 (Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2014 the registrant ("Viropro") entered into a convertible note issued to Spring Hill Bioventures Sdn Bhd ("Spring Hill") in the principal amount of $200,000 that matures in 12 months and bears interest at 12% per year. The convertible note converts at a price of $0.01 per share and is issued in connection with a warrant exercisable for ten years at an exercise price equal to $0.06 per share, to purchase that number of shares of Viropro common stock equal to 35% of the principal amount divided by $0.01 or 7,000,000 shares. The note is subordinated to up to $1,000,000 of debt to banks or lending institutions and has piggyback rights other than a registration under Form S-4 or Form S-8.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The response to item 1.01 is incorporated by reference in response to Item 2.03. The note may be accelerated if there is an event of a default, which is defined as (a) a failure to make payment of principal and interest when due under the note; (b) upon the filing by or against Viropro of any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors; provided, however, with respect to an involuntary petition in bankruptcy, such petition has not been dismissed within ninety (90) days after the filing of such petition; (c) upon the execution by Viropro of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Viropro's assets or property; (d) any breach of a material representation or warranty under the note that cannot be cured in ten (10) business days from the date the Company receives notice of such breach; (e) a material default in performance or compliance with respect to any other debt instrument in excess of $100,000 individually or in the aggregate (excluding the note) that results in acceleration of the maturity date of such debt obligation or that causes such indebtedness not to be paid when due; or (f) a material adverse change in the financial condition of Viropro.

The foregoing description of the note does not purport to be complete and is qualified in its entirety by reference to the note which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Viropro issued a press release on August 25, 2014 to disclose this event, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Convertible Note dated August 12, 2014 issued by Viropro to Spring Hill Bioventures Sdn Bhd.

99.1	Press Release dated August 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 25, 2014	Viropro, Inc.

	By:	/s/Bruce A. Cohen
Bruce A. Cohen
Chairman of the Board